Exhibit 99.1

Investor contacts:

Erica Abrams, Christy Ryan Swildens

The Blueshirt Group for CallWave

415-217-7722

erica@blueshirtgroup.com

christy@blueshirtgroup.com

CallWave Reports Record First Quarter 2005 Financial Results

Company Posts Revenue Growth of 27% and Net Income Growth of 26%

Santa Barbara, Calif., November 1, 2004 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP enhanced services, today reported financial results for the three-month period ended September 30, 2004.

For the first quarter of fiscal 2005, CallWave reported total revenue of $11.0 million, an increase of 27% over $8.7 million reported in the first quarter of fiscal 2004.

Net income for the first quarter of 2005 was $2.9 million, or $0.17 per diluted share. This compares to net income of $2.3 million, or $0.15 per diluted share in the prior year and net income of $2.4 million, or $0.14 per diluted share in the prior quarter. On an assumed fully-taxed basis, assuming a 38% tax rate, net income for the first quarter of 2005 would have been $1.8 million, or $0.10 per diluted share.

In the first quarter of 2005, the company continued to post strong gross margins of 71% and operating margins of 25%. CallWave generated $3.2 million in cash from operations and, following the close of the quarter, received net proceeds from its initial public offering of $37.2 million.

At September 30, 2004, CallWave had 823,000 paying subscribers, an increase of 26,000 from the prior quarter. For the first time, the Company reported that some of its paid subscribers had more than one telephone number issued by or being managed by CallWave, bringing total paid line count at the close of the quarter to 922,000, an increase of 41,000 from the previous quarter.

“We are pleased with our overall results for the first quarter, reporting our 11th consecutive quarter of growth and profitability,” commented David Hofstatter, president and CEO of CallWave. “This was an active and important quarter for CallWave. We launched a major new product, monetized previously free features, and meaningfully increased our subscriber counts, exceeding our expectations. At the same time, we conducted a successful initial public offering, elevating our profile with customers and partners. Our financial and operating success in the quarter sets the stage for what we believe will be long-term growth and profitability,” concluded Mr. Hofstatter.

“During the quarter subscriber growth was generated from a diverse set of channels. These channels include web traffic which we drive through focused Internet advertising, affiliate networks, and search engines. We also continue to have remarkable success with word of mouth from existing customers,” said Mr. Hofstatter. “We rolled out the first phase of our local phone number offering to visitors to our website under our Level 3 agreement. With the introduction of this service, we have increased the conversion rate of visitors to free trial customers and early data indicates that this service has also increased the conversion rate of free to paid subscribers.

“We expect to continue to report solid results as our business grows both organically and through the development of additional indirect relationships. We expect to rapidly develop, test and deploy features to meet the needs of our mainstream customer base and expand our relationships with third parties that enable us to reach a wider range of subscribers,” commented Mr. Hofstatter.

Conference Call Details

The CallWave First Quarter 2005 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Monday, November 1, 2004. To access the live Webcast, please visit the investor relations section of the Company’s website http://www.callwave.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on November 1, 2004, through November 15, 2004, by dialing (800) 405-2236 and entering the passcode 11012359.

About CallWave

CallWave is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance, including expected revenues and earnings per share for the second quarter of 2005. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange

Commission, including but not limited to CallWave’s prospectus on Form S-1 for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the first quarter of fiscal 2005 are not necessarily indicative of CallWave’s operating results for any future periods.

CallWave is a registered trademark of CallWave, Inc. All other trademarks are the property of their respective holders.

This press release includes a financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: fully-taxed net income. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

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CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	For the Quarter Ending September 30,
	2003	2004
Revenues	$8,697	$11,045
Cost of Sales	2,724	3,202
Gross Profit	5,973	7,843

Operating Expenses:
Sales and Marketing	1,212	2,116
Research and Development	1,260	1,668
General and Administrative	1,218	1,276

Total operating expenses	3,690	5,060

Operating income	2,283	2,783
Interest Income (expense), net	12	52

Income before income taxes	2,295	2,835

Income tax expense (benefit)	1	(66)

Net income	$2,294	$2,901

Net income per share:
Basic	$0.41	$0.44
Diluted	0.15	0.17

Weighted-average common shares outstanding:
Basic	5,571	6,540
Diluted	15,216	17,365

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of June 30, 2004	As of September 30, 2004
		(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$6,187	$4,815
Marketable Securities	7,003	10,000
Restricted Cash	335	335
Accounts Receivable; net of allowance for doubtful accounts of $402 and $380	3,690	4,258
IPO Proceeds Receivable	—	37,200
Prepaid Income Tax	—	58
Other Current Assets	153	235

Total Current Assets	17,368	56,901

Property and Equipment, net	1,743	1,708
Deferred Tax Asset	1,664	1,179
Other Assets	853	163

Total Assets	$21,628	$59,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,245	$1,203
Accrued Payroll	758	625
Deferred Revenues	2,401	2,347
Income Taxes Payable	1,158	377
Other Current Liabilities	543	1,114

Total Current Liabilities	6,105	5,666

Commitments and Contingencies

Stockholders’ Equity:
Convertible Preferred Stock	28,761	—
Common Stock	3,998	69,089
Deferred Compensation	(303)	(772)
Accumulated Deficit	(16,933)	(14,032)

Total Stockholders’ Equity	15,523	54,285

Total Liabilities and Stockholders’ Equity	$21,628	$59,951